Exhibit 24

                                  POWER OF ATTORNEY

               Each person whose signature appears below constitutes and appoints Robert Holland, Jr. and Frances Rathke, and each of them singly, his true and lawful attorney-in-fact and agent with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement on Form S-8 to be filed by Ben & Jerry's Homemade, Inc., and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission making such changes in this Registration Statement as the person(s) so acting deems appropriate, hereby ratifying and confirming all that said attorneys-in-fact and agents, or their substitutes, may lawfully do or cause to be done by virtue hereof. Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement on Form S-8 has been signed below by the following persons in the capacities indicated.

          Signature              Capacity                   Date


          /s/Robert Holland, Jr. President and Chief Executive
                                 Officer, Director          November 17, 1995
          Robert Holland, Jr.    (Principal Executive Officer)


          /s/Frances Rathke      Chief Financial Officer    November 17, 1995
          Frances Rathke         (Principal Financial and Accounting Officer)



          /s/Elizabeth Bankowski Director                   November 17, 1995
          Elizabeth Bankowski


          /s/Merritt C. Chandler Director                   November 17, 1995
          Merritt C. Chandler


          /s/Bennett R. Cohen    Director                   November 17, 1995
          Bennett R. Cohen

          /s/Jeffrey Furman      Director                   November 17, 1995
          Jeffrey Furman







          /s/Jerry Greenfield    Director                   November 17, 1995
          Jerry Greenfield


          /s/Fred E. Lager       Director                   November 17, 1995
          Fred E. Lager


          /s/Frederick A. Miller Director                   November 17, 1995
          Frederick A. Miller


          /s/Henry Morgan        Director                   November 17, 1995
          Henry Morgan